Exhibit 99.1
Encore Capital Group Completes Upsized Offering of Senior Secured Notes
SAN DIEGO, November 23, 2020 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today announced that it has completed its offering of £300.0 million aggregate principal amount of 5.375% senior secured notes due 2026, which was upsized by £50.0 million from £250.0 million.
Encore used the proceeds from the offering to redeem £286.7 million of outstanding 7.5% senior secured notes due 2023 and to pay certain transaction fees and expenses incurred in connection with the offering.

“The completion of our upsized senior secured note offering today represents another example of the ongoing benefits of our new global funding structure,” said Jonathan Clark, Executive Vice President and Chief Financial Officer. “In September, we successfully combined the balance sheets of our two largest operating units to arrive at a simple, unified funding structure, which we believe provides us with a number of key benefits including substantially greater financial flexibility. As a result of the new global funding structure, we were able to leverage our improved credit profile to complete this new bond offering at a price that delivers a significant reduction in funding costs while also further extending our maturity profile. The decision to refinance our 7.5% notes with new 5.375% notes was a simple one, especially considering that as a result of the improved rate, the call premium associated with our previous notes would be recouped on a cash basis within one year. Looking ahead, we plan to continue to pursue opportunities that have been enabled by our new global funding structure to further improve our balance sheet.”

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases or services portfolios of receivables from major banks, credit unions and utility providers.
Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at www.encorecapital.com. More information about the Company’s Midland Credit Management subsidiary can be found at www.midlandcreditonline.com. More information about the Company's Cabot Credit Management subsidiary can be found at www.cabotcm.com. Information found on the Company’s, MCM’s, or Cabot’s websites is not incorporated by reference.
Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.
Contact:
Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com